Exhibit 5

[MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD]

December 9, 2013
The Gap, Inc.
Two Folsom Street
San Francisco, CA 94105

Re:	The Gap, Inc.- Registration Statement on Form S-8 relating to the Gap, Inc. Deferred Compensation Plan, as amended and restated effective September 1, 2011 (the “Plan”)
Ladies and Gentlemen:

We have acted as counsel to The Gap, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to $40,000,000 of Deferred Compensation Obligations that represent unsecured obligations of the Company to pay deferred compensation in accordance with the terms of the Plan. We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, it is our opinion that, when issued by the Company in accordance with the terms of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to enforcement of creditors' rights or general equity principles.
The opinion set forth above is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

The Gap, Inc.
December 9, 2013

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP